Exhibit 10.3

ARAMARK Corporation

ARAMARK Tower, 29th Floor

1101 Market Street

Philadelphia, Pennsylvania 19107

May 29, 2004

Brian G. Mulvaney

Dear Brian:

This Letter Agreement will serve to confirm our agreement regarding the terms and conditions of our consulting arrangement.

We have agreed as follows:

1. Consulting Period: (a) Commencing on May 29, 2004 and continuing through May 28, 2005 (the “Consulting Period”), you shall remain available to ARAMARK to consult and advise on a limited basis with respect to matters for which you were responsible during your employment, including advice and counsel to the members of the Board of Directors, Lynn McKee and me. I anticipate that, for the most part, your services will be provided by telephone, telefax and e-mail. However, to the extent that your services require you to meet with us in Philadelphia or another location, you will be reimbursed for all reasonable expenses related to your trip. You will not be required to maintain an office at the ARAMARK Tower during the Consulting Period. Your current office in Irvine will be available to you for the duration of the Consulting Period.

2. Consulting Payments and Benefits: In consideration for your obligations under this Letter Agreement, and subject to the other provisions of this Letter Agreement, you shall receive consulting payments at the rate of forty one thousands, two hundred and fifty dollars ($41,250.00) per month, for each of the twelve months of the Consulting Period. Consulting payments shall be paid monthly, and shall be subject to an IRS Form 1099. Consulting payments shall not commence until the month following the Effective Date of Separation.

3. ARAMARK Property: You will continue to have access to the ARAMARK e-mail and voicemail systems and you will retain the use of your laptop computer throughout the course of Consulting Period (after which you shall return the laptop computer).

May 29, 2004

Please sign the enclosed copy of this Letter Agreement to signify your understanding and acceptance of the terms and conditions contained herein.

Very truly yours,

/s/ William Leonard
William Leonard
CEO and President

The foregoing has been read and accepted as a binding agreement between ARAMARK and the undersigned this 10th day of June 2004.

/s/ Brian G. Mulvaney
Brian G. Mulvaney